CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 14 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 18, 1996 and April 28, 1997, relating to the financial statements and financial highlights appearing in the August 31, 1996 Annual Report to Shareholders of Evergreen Money Market Fund and the February 28, 1997 Annual Report to Shareholders of Evergreen Institutional Money Market Fund and Evergreen Institutional Treasury Money Market Fund, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.




Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036
May 14, 1997


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                        CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Treasury Money Market Fund
Evergreen Pennsylvania Tax-Free Money Market Fund

We consent to the use of our report dated October 16, 1996 incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.


                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP


Boston, Massachusetts
May 16, 1997